UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

FORTRESS BIOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 20, 2016, Fortress Biotech, Inc. (the “Company”) entered into an agreement with CB Pharma Acquisition Corp. (“CB Pharma”), and EJF Opportunities, LLC, Stephen B. Pudles, Jose M. Aldeanueva, Jeffrey J. Gutovich Profit Sharing Plan, and Barry Rodgers (collectively, the “Purchasers”) to, among other things, sell to the Purchasers the Company’s holdings of 1,020,000 common shares of CB Pharma (the “Shares”) for an aggregate purchase price of approximately $0.92, subject to certain terms and conditions set forth in the agreement. Each of the Purchasers qualified as an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Shares in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: May 26, 2016	/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald
	Title:	Chairman, President and Chief Executive Officer